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                                                                   EXHIBIT 4.10


                               SECURITY AGREEMENT

            THIS SECURITY AGREEMENT (this "AGREEMENT") made this 14th day of May, 2004 by and between Greenfield Commercial Credit (Canada) Inc. (referred to herein as "PURCHASER"), 316-20 Queen Street West, Toronto, Ontario M5H 3R3 and STEELBANK INC. (referred to herein as "SELLER"), with its principal place of business at 5349 Maingate Drive, Mississauga, Ontario L4W 1G6.

                                   WITNESSETH:

            WHEREAS, the Seller is, or is about to become obligated to the Purchaser;

            AND WHEREAS, as a condition to entering into the Factoring Agreement (defined hereinafter), the Purchaser has required that the Seller grant security interests in the Collateral (defined hereinafter) to the Purchaser as collateral for the Liabilities as hereinafter defined;

            NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Seller, the parties agree as follows:

1.    DEFINITIONS.

            "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by or under common control with the Seller.

            "COLLATERAL" shall have the meaning set forth in paragraph 2 hereof.

            "FACTORING AGREEMENT" shall mean the Factoring and Security Agreement dated the 14th day of May, 2004 between the Seller and the Purchaser as it may be amended, supplemented, extended or restated from time to time.

            "LIABILITIES" shall mean the obligations of the Seller to the Purchaser arising out of the Factoring Agreement.

            "OTHER AGREEMENTS" shall mean all agreements, instruments and documents, including, without limitation, agreements, guarantees, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of the Seller or any other Person and delivered to the Purchaser or to any parent, affiliate or subsidiary of the Purchaser in connection with the Liabilities or the transactions contemplated hereby.

            "PARENT" shall mean any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) at least a majority of the issued and outstanding stock of the Seller.

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                                                                              2.

            "PERMITTED LIENS" shall mean (i) a security interest in all of the Collateral in favour of Barry Seigel, Jeffrey Greenberg and Mark Madigan and
(ii) a security interest in all of the Collateral in favour of Joseph Gunnar & Co., LLC and others, which security interests shall be subordinated to the security interest in favour of the Purchaser granted under Section 6.1 hereof.

            "SUBSIDIARY" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Seller or by any partnership or joint venture of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by the Seller.

            Unless otherwise defined in this Agreement, defined terms used herein shall have the meaning set out in the Factoring Agreement.

2.    GRANT OF SECURITY INTEREST TO THE PURCHASER.

            As security for the payment or other satisfaction of all of the Liabilities, the Seller hereby charges, mortgages and assigns to the Purchaser and grants to the Purchaser a continuing security interest in all of the now owned or hereafter acquired personal property and fixtures of the Seller, including the following property of the Seller, whether now or hereafter owned, existing, acquired or arising and wherever now or hereafter located (collectively the "Collateral"): (a) all Accounts and all Goods whose sale, lease or other disposition by the Seller has given rise to Accounts and have been returned to or repossessed or stopped in transit by the Seller; (b) all Chattel Paper, Instruments, Documents of Title, Securities, and Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, tradenames, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, security interests, security deposits and any rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory) including, without limitation, Equipment, vehicles and other rolling stock and fixtures; (e) all Money (including deposits and cash) and any other personal property of the Seller now or hereafter in the possession, custody or control of the Purchaser or any agent or any parent, affiliate or subsidiary of the Purchaser or any participant with the Purchaser in the loans to the Seller for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise); and (f) all additions and accessions to, substitutions for, and replacements, products and proceeds of the foregoing property including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of the Seller's books and records relating to any of the foregoing and to Seller's business. For purposes hereof, "Accounts", "Goods", "Chattel Paper", Instruments", "Documents of Title", "Securities", "Intangibles", "Inventory", "Equipment" and "Money" shall have the meanings ascribed to such terms in the Personal Property Security Act (Ontario).

            The last day of any term reserved by any lease, oral or written, or any agreement therefor, now held or hereafter acquired by the Seller, and whether falling within the general or particular description of the Collateral, is hereby and shall be excepted out of the mortgages,

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                                                                              3.

charges and security interests hereby or by any other instrument created, but the Seller shall stand possessed of the reversion of one day remaining in the Seller in respect of any such term, for the time being demised, as aforesaid, upon trust to assign and dispose of the same as any purchaser of such term shall direct. There shall also be excluded from the security interests granted in this Agreement any property of the Seller that constitutes consumer goods.

3.    PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

            The Seller shall, at the Purchaser's request, at any time and from time to time, execute and deliver to the Purchaser such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary or desirable by Purchaser) and do such other acts and things as the Purchaser may deem necessary or desirable in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favour of the Purchaser (free and clear of all other liens, claims and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Obligations, and in order to facilitate the collection of the Collateral. Seller shall make appropriate entries on its books and records disclosing the Purchaser's security interests in the Collateral. Following the occurrence of an Event of Default, upon the Purchaser's request, the Seller shall deliver to Purchaser any other Collateral in its possession. The Seller irrevocably hereby makes, constitutes and appoints the Purchaser (and all Persons designated by Purchaser for that purpose) as the Seller's true and lawful attorney and agent-in-fact to execute such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect the Purchaser's security interest in the Collateral.

4.    POSSESSION OF COLLATERAL AND RELATED MATTERS.

            Until an Event of Default has occurred, the Seller shall have the right, except as otherwise provided in this Agreement, in the ordinary course of the Seller's business, to (a) sell, lease or furnish under contracts of service any of the Seller's Inventory normally held by the Seller for any such purpose, and (b) use and consume any raw materials, work in process or other materials normally held by the Seller for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by the Seller, or a transfer, sale or other disposition to any Parent, Subsidiary, Affiliate, shareholder, person in whom the Seller holds any interest or other related party, which is at a price or on terms more favourable than would be given to an unrelated party.

5.    RELEASE OF SECURITY INTEREST.

            Upon satisfaction of all the Seller's Liabilities under the Factoring Agreement, the Seller shall deliver to the Purchaser a release, in the form of Exhibit A to the Factoring Agreement, of all obligations and liabilities of the Purchaser and its officers, directors, employees, agents, parents, subsidiaries and affiliates to the Seller. Upon payment in full of all Liabilities outstanding under the Factoring Agreement and release of the Seller's obligations, the Purchaser shall, at the Seller's sole cost and expense, execute and deliver to the Seller all

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                                                                              4.

termination statements, assignments and other instruments as may be necessary or proper to release any security interest the Purchaser may have in the Collateral granted hereby.

6.    REMEDIES UPON AN EVENT OF DEFAULT.

            (1) Upon the occurrence of an Event of Default under the Factoring Agreement, all amounts outstanding under the Factoring Agreement shall immediately and automatically become due and payable, without notice of any kind. Upon the occurrence of an Event of Default, the Purchaser may proceed to realize its security hereunder and to enforce its rights by:

                  (i)   entry;

                  (ii) the appointment by instrument in writing of a receiver or receivers of the Collateral or any part thereof (which receiver or receivers may be any person or persons, whether an officer or officers or employee or employees of the Purchaser or not and the Purchaser may remove any receiver or receivers so appointed and appoint another or others in his or their stead);

                  (iii) proceedings in any court of competent jurisdiction for the appointment of a receiver or receivers or for sale of the Collateral or any part thereof; or

                  (iv) any other action, suit, remedy or proceeding authorized or permitted hereby or by law or by equity.

            In addition, the Purchaser may file such proofs of claim and other documents as may be necessary or advisable in order to have its claim lodged in any bankruptcy, winding-up or other judicial proceedings relating to the Seller.

            Any receiver or receivers so appointed shall have power to, except as otherwise restricted by applicable law:

            (1) take possession of and to use the Collateral of any part thereof;

            (2) carry on the business of the Seller (including, but not limited to, the taking or defending of any actions or legal proceedings, and the doing or refraining form doing all other things as to the receiver may seem necessary or desirable in connection with the business, operations and affairs of the Seller);

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                                                                              5.

            (3) borrow money required for the maintenance, preservation or protection of the Collateral or any part thereof or the carrying on of the business of the Seller;

            (4) further charge the Collateral in priority to the security interests of this Agreement as security for money so borrowed; and

            (5) sell, lease or otherwise dispose of the whole or any part of the Collateral on such terms and conditions and in such manner as the receiver shall determine.

            The Purchaser shall not be responsible for any actions or errors of omission by the receiver of receivers in exercising any such powers.

            In addition, the Purchaser may enter upon, use, occupy and possess the Collateral or any part thereof, free from all encumbrances, liens and charges, except for Permitted Liens, without hindrance, interruption or denial of the same by Seller or by any other person or persons save only a landlord pursuant to its rights of reversion under any lease of real property on expiry of its term, and may lease or sell the whole or any part or parts of the Collateral. Any sale hereunder may be made by public auction, by public tender or by private contract, with or without notice and with or without advertising and without any other formality (except as required by law), all of which are hereby waived by the Seller. Such sale shall be on such terms and conditions as to credit or otherwise and as to upset or reserve bid or price as to the Purchaser in its sole discretion may seem advantageous (except as otherwise restricted by applicable law). Such sale may take place whether or not the Purchaser has taken possession of the Collateral.

            No remedy for the realization of the security interests granted herein or for the enforcement of the rights of the Purchaser shall be exclusive of or dependent on any other such remedy, but any one or more of such remedies may from time to time be exercised independently or in combination. The term "receiver" as used in this Agreement includes a receiver and manager.

            At the Purchaser's request, the Seller shall, at the Seller's expense, assemble the Collateral and make it available to Purchaser at one or more places to be designated by the Purchaser and reasonably convenient to the Purchaser and the Seller. The Seller recognizes that if the Seller fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, damages may not provide adequate relief to the Purchaser, and agrees that the Purchaser shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed reasonably and properly given if given at least fifteen (15) calendar days before such disposition. Any proceeds of any disposition by the Purchaser of any of the Collateral shall be applied by the Purchaser to the payment of expenses and any borrowings in connection with the Collateral and its realization including, without limitation, reasonable legal fees and disbursements (on a solicitor-client basis) (both outside and in-house), and any balance of such proceeds shall be applied by the Purchaser toward the payment of such of the Liabilities, and in such order of application, as the Purchaser may from time to time elect or re-elect.

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                                                                              6.

7.    INDEMNIFICATION.

            The Seller agrees to defend (with counsel satisfactory to the Purchaser), protect, indemnify and hold harmless the Purchaser, each affiliate or subsidiary of the Purchaser, and each of their respective officers, directors, employees, attorneys and agents (each an "INDEMNIFIED PARTY") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees (on a solicitor-client basis) of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any federal, state, provincial or local laws or regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto; provided, however, that Seller shall not have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct, gross negligence or breach of the terms of this Agreement, the Factoring Agreement or any other agreement between or among the parties of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Seller shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable in respect of Seller's credit facilities with Purchaser from the date incurred by each Indemnified Party until paid by Seller, be added to the Liabilities of Seller and be secured by the Collateral. The provisions of this paragraph 7 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

8.    RIGHTS OF THE SECURED PARTY.

            The Purchaser may pay and satisfy the whole or any part of any liens, taxes, rates, charges or encumbrances now or hereafter existing in respect of any of the Collateral and such payments together with all costs, charges and expenses which may be incurred in connection with making such payments shall form part of the Liabilities and shall be secured by the security interests granted herein. In the event of the Purchaser satisfying any such lien, charge or encumbrance, it shall be entitled to all the equities and securities of the person or persons so paid and are hereby authorized to obtain any discharge thereof and hold such discharge without registration for so long as it may deem advisable to do so.

            The Purchaser, without exonerating in whole or in part the Seller, may grant time, renewals, extensions, indulgences, releases and discharges to, may take securities from and give the same and any or all existing securities up to, may abstain from taking securities from or from

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                                                                              7.

perfecting securities of, may accept compositions from, and may otherwise deal with the Seller and all other persons and securities as the Purchaser may see fit.

            Nothing herein shall obligate the Purchaser to extend or amend any credit to the Seller or to any other Person.

9.    NOTICE.

            All written notices and other written communications with respect to this Agreement shall be sent by ordinary or registered mail, by telecopy or delivered in person, and in the case of the Purchaser shall be sent to it at the address on the first page hereof and if by telecopy, to telecopy number
(416)-581-0020, with a copy to telecopy number (248)-723-6050, attention Credit Manager, and in the case of the Seller shall be sent to it at its principal place of business set forth on the first page of this Agreement (if by telecopy to telecopy number 905-212-1289. The notice or other communication so sent shall be deemed to be received on the day of personal delivery or telecopy.

10.   CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

            THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE PROVINCE OF ONTARIO AND THE LAWS OF CANADA APPLICABLE THEREIN AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN THE COLLATERAL, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

            To induce the Purchaser to accept this Agreement, the Seller irrevocably agrees that, subject to the Purchaser's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF TORONTO, PROVINCE OF ONTARIO. THE SELLER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, PROVINCIAL OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND PROVINCE. THE SELLER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST THE SELLER BY THE PURCHASER IN ACCORDANCE WITH THIS PARAGRAPH.

11.   MODIFICATION AND BENEFIT OF AGREEMENT.

            This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by the Seller and the Purchaser. The Seller

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                                                                              8.

may not sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, the Seller's right, title, interest, remedies, powers or duties thereunder. The Seller hereby consents to the Purchaser's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participation therein, including, without limitation, the Purchaser's right, title, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Purchaser may request in connection with any such sale, assignment, transfer or other disposition.

12.   HEADINGS OF SUBDIVISIONS.

            The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

13.   POWER OF ATTORNEY.

            The Seller acknowledges and agrees that its appointment of the Purchaser as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are paid in full and this Agreement is terminated.

14.   WAIVER OF JURY TRIAL; OTHER WAIVERS.

            (1) THE PURCHASER AND THE SELLER HEREBY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE SELLER OR THE PURCHASER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE SELLER AND THE PURCHASER. IN NO EVENT SHALL THE PURCHASER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

            (2) The Seller hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

            (3) EXCEPT AS OTHERWISE RESTRICTED BY LAW, THE SELLER HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE PURCHASER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF THE SELLER WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL WITHOUT PRIOR NOTICE OR HEARING.

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                                                                              9.

            (4) The Purchaser's failure, at any time or times hereafter, to require strict performance by the Seller of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of the Purchaser thereafter to demand strict compliance and performance therewith. Any suspension or waiver by the Purchaser of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of the Purchaser in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of the Seller contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by the Purchaser unless such suspension or waiver is in writing, signed by a duly authorized officer of the Purchaser and directed to the Seller specifying such suspension or waiver.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date set out on the first page hereof.

                                   GREENFIELD COMMERCIAL CREDIT
                                   (CANADA), INC.

                                   By /s/ H. Brock Bundy
                                       ----------------------------------
                                   Name: H. Brock Bundy
                                   Title: Chief Financial Officer

                                   STEELBANK INC.

                                   By /s/ Barry Seigel
                                      -----------------------------------
                                   Name: Barry Seigel  (without personal
                                   Title: President    liability whatsoever)